SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: July 20, 2000

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-27436                                       94-3171940
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   (Commission File Number)                    (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California     94080
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (650) 244-4990
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Item 5. Other Events

      On July 11, 2000, the Registrant entered into an agreement and plan of merger pursuant to which a wholly-owned subsidiary of the Registrant will merge with and into GeoMed, Inc. (GeoMed"), a privately-held California corporation which has the exclusive worldwide license to certain patents relating to gallium maltolate, a semi-metallic element known to concentrate in malignant tumors and sites of infection. The completion of the acquisition is subject to customary closing conditions.

      The Registrant will acquire 100% of the fully diluted capital stock of GeoMed in exchange for 93,590 shares of the Registrant's common stock. An additional 66,850 shares of the Registrant will be issued to the sellers if Registrant receives written notification indicating the approval by the Federal Drug Administration of any one of the products acquired from GeoMed for sale in the United States within 10 years from the closing of the Merger.

      The Company has agreed to use its best efforts to file a registration statement covering the resale of the shares under the Securities Act of 1933, as amended, within six months.

      Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            20.1  Press Release dated July 20, 2000


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TITAN PHARMACEUTICALS, INC.


                                       By: /s/ Louis R. Bucalo
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                                             Louis R. Bucalo, M.D., Chairman,
                                          President and Chief Executive Officer

Dated:  July 20, 2000


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